Seligman Spectrum Focus (Master) Fund
("Fund")

CERTIFICATE

The undersigned certifies that he is a Managing Director of J. & W. Seligman & Co Incorporated, the Fund's investment manager (the "Manager"), and that he is authorized to execute this certificate on behalf of the Fund and further certifies on behalf of the Fund that the following is (in relevant part) a true and complete copy of resolutions duly adopted by the Board of Directors of the Fund as of June 19, 2007, and such resolutions have not been rescinded or amended and remain in full force and effect on the date hereof:

FURTHER RESOLVED, that each person named below be, and hereby is, designated as an authorized person (each an "Authorized Person") to act on behalf of each Fund as from time to time authorized by the Board of Directors (subject to the limitations provided herein or from time to time):

Joseph Cheung
Richard C. Dluzniewski
Thomas J. Figueira
Paul B. Goucher
John Guancione
Frank J. Nasta
Richard M. Potocki
Thomas G. Rose
Julie S. Rosenberg
Rodney G.D. Smith
David F. Stein
Edward G. Stromberg III
Lawrence P. Vogel
Yvonne R. Walker
Brian T. Zino



FURTHER RESOLVED, that any Director of a Fund and each Authorized Person be, and the same hereby are, authorized to perform on behalf of a Fund any and all such acts as they or any of he or she may deem necessary or advisable in connection with the organization and operation of a Fund (including providing instructions to the Manager, SAI, each Funds prime broker or administrator and any other service providers and executing contracts on behalf of a Fund) or the offer and listing of the shares of a Fund or in order to comply with all applicable laws or regulations and in connection therewith to execute and file all requisite papers and documents including but not limited to applications, reports, irrevocable consents and appointments of attorneys for service of process, and the execution by such Director or Authorized Person of any such paper or document or the doing by him or her of any act in connection with the foregoing matters shall conclusively establish his or her authority therefor from a Fund and the approval and ratification of a Fund of the papers and documents so executed and actions so taken.

IN WITNESS WHEREOF, I have hereunto set my name as of this 21st day of December, 2007.

/s/ Frank J. Nasta
Frank J. Nasta
Authorized Person